SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 11, 2003

Commission	Exact Name of Registrant	I.R.S. Employer
File Number	as Specified in its Charter	Identification No.

1-11607	DTE Energy Company
	(a Michigan corporation)	38-3217752
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

Item 5. Other Events

     Speaking at the Deutsche Bank 8th Annual Electric Power Conference in New York this morning, DTE Energy Company Chairman, President, CEO and COO, Anthony F. Earley, Jr., provided an update on several aspects of the Company’s largest non-regulated business segment focused on synthetic fuel production and sales. DTE Energy Company (“DTE Energy”) operates nine synthetic fuel production facilities, seven of which are wholly-owned. Synthetic fuel facilities chemically change coal, including waste and marginal coal, into a synthetic fuel as determined under applicable Internal Revenue Service (“IRS”) rules. The production and sale of synthetic fuel produced at these facilities generates federal income tax credits under Section 29 of the Internal Revenue Code. As previously disclosed in its 2002 Annual Report on Form 10-K, DTE Energy, through its subsidiaries, received favorable private letter rulings (“PLRs”) from the IRS on 7 of its 9 synthetic fuel plants.

The following items are matters relating to the synthetic fuel plants covered by Mr. Earley during his speech:

•	As previously stated in DTE Energy’s 1st Quarter 2003 Form 10-Q, the IRS suspended issuance of PLRs relating to synthetic fuel projects. DTE Energy had assumed this would be resolved by mid to late June, but that has not yet happened. It is not clear when that situation will be resolved, but further delay appears likely while the IRS continues to assess the issue of chemical change.

•	Section 29 synthetic fuel tax credits have been thoroughly considered and discussed on several occasions in the past among Treasury and the IRS, industry participants, Members of Congress and other governmental officials, most recently in late 2000 and early 2001 when the IRS previously suspended issuance of PLRs. In each case, issues ultimately were resolved favorably for the industry and the IRS resumed issuing PLRs. We believe the same result should occur again although there will be a delay and we cannot make any assurances. In 2000 to 2001, the PLR suspension lasted about six months.

•	Synthetic fuel production represents a large part of DTE Energy’s non-regulated income, and the Company generates more Section 29 tax credits than it can use currently.

•	Existing earnings guidance assumes monetization of 3-5 synthetic fuel projects. Negotiations with prospective purchasers have been making good progress, but we expect closing of these transactions will require certainty regarding re-starting of the PLR process.

•	DTE Energy’s taxable earnings are trending lower than expected, due to a combination of cost and margin pressures, including almost no cooling degree days this Spring. Thus DTE Energy’s tax credit appetite, absent successful monetization of credits, is lower than planned.

•	DTE Energy is analyzing these variables and considering whether to curtail or suspend production of synfuels until some or all of these issues are clarified. Currently we expect to make a decision by the end of June. A reduction in synthetic fuel production will have a negative earnings impact.

FORWARD-LOOKING STATEMENTS:

     This Form 8-K contains “forward-looking statements” that are subject to risks and uncertainties. They should be read in conjunction with the forward-looking statements in DTE Energy’s 2002 Form 10-K Item 1 (incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy that discuss important factors that could cause DTE Energy’s actual results to differ materially. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 11, 2003	DTE ENERGY COMPANY
(Registrant)

/s/ Daniel G. Brudzynski

Daniel G. Brudzynski
Vice President and Controller

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